Exhibit 99.1
Olo Announces First Quarter 2025 Financial Results
Revenue up 21%, ARPU up 12% Year-over-Year
New York, New York - May 8, 2025 - Olo Inc. (NYSE:OLO) (“Olo” or the “Company”), a leading restaurant technology provider, today announced financial results for the first quarter ended March 31, 2025.
“Olo’s first quarter was a strong start to the year, with revenue and non-GAAP operating income exceeding the high-end of our guidance ranges, and an impressive list of new customer deployments and expansions that helped increase location count by approximately 2,000 quarter-to-quarter,” said Noah Glass, Olo’s Founder and CEO. “With our scaled network of enterprise brands, our reliable platform, and nearly twenty years of experience in helping brands do more with less, we believe Olo is well positioned to help restaurants capitalize on the secular trend of leveraging data to improve the guest experience and drive profitable traffic.”
First Quarter Financial and Other Highlights
•Total revenue increased 21% year-over-year to $80.7 million.
•Total platform revenue increased 20% year-over-year to $79.2 million.
•Gross profit increased 19% year-over-year to $44.3 million, and was 55% of total revenue.
•Non-GAAP gross profit increased 18% year-over-year to $49.2 million, and was 61% of total revenue.
•Operating loss was $2.4 million, or (3)% of total revenue, compared to operating loss of $7.2 million, or (11)% of total revenue, a year ago.
•Non-GAAP operating income was $11.5 million, or 14% of total revenue, compared to $5.6 million, or 8% of total revenue, a year ago.
•Net income was $1.8 million, or $0.01 per share, compared to a net loss of $2.4 million, or $0.01 per share a year ago.
•Non-GAAP net income was $11.8 million, or $0.07 per share, compared to non-GAAP net income of $7.8 million or $0.05 per share a year ago.
•Cash, cash equivalents, and short- and long-term investments totaled $401.8 million as of March 31, 2025.
•Average revenue per unit (ARPU) increased 12% year-over-year to approximately $911.
•Dollar-based net revenue retention (NRR) was 111%.
•Ending active locations increased 8% year-over year to approximately 88,000, up approximately 2,000 from the quarter ended December 31, 2024.
First Quarter and Recent Business Highlights
•Enterprise brands: Multi-module new deployments included Ben & Jerry’s on Olo Ordering, Rails and Olo Pay for card-not-present transactions. Additional new deployments included Gong Cha and Pilot Travel Centers on Olo Rails. Expansion deployments included Waffle House on Dispatch, and First Watch on Olo Pay for card-not-present transactions.
•Emerging enterprise brands: Multi-suite new deployments with more than one dozen brands, including Cupbop Korean BBQ and Swensons. Expansion deployments included Rubio’s and Sonny’s BBQ, with Olo Pay card-not-present for their Olo Ordering and Catering+ powered channels.
•Catering+: Expansion deployments included enterprise brands El Pollo Loco, Halal Guys, and Salad & Go.
•Innovation: Announced numerous product enhancements during Olo’s 2025 Spring Release event, including: the beta launch of Olo Guest Intelligence, which surfaces valuable, data-driven insights within the Olo Dashboard to inform a brand’s business decisions; a Catering+ calendaring feature to streamlines order planning and management; and a preferred loyalty program integration for Engage with Thanx. The full list of features announced are available by visiting www.olo.com/quarterly-release/spring-2025.
•Leadership: Announced the hiring of Parrish Chapman as Olo’s new chief sales officer, who joined Olo on May 5, 2025. Reporting to Founder and CEO, Noah Glass, Mr. Chapman joins Olo from GRUBBRR, a kiosk and digital ordering solutions provider, where he spent the last year as chief revenue officer. Prior to GRUBBRR, Mr. Chapman held leadership roles at Samsung Electronics, Panasonic North America, and Treats Management Company, a 43-unit Dairy Queen franchisee. Please visit investors.olo.com/governance/executive-management/ for Mr. Chapman’s full biography.

Financial Outlook
As of May 8, 2025, Olo is issuing the following outlook:
For the second quarter of 2025, Olo expects to report:

•Revenue in the range of $82.0 million to $82.5 million; and
•Non-GAAP operating income in the range of $11.5 million to $11.8 million.
For fiscal year 2025, Olo expects to report:

•Revenue in the range of $338.5 million to $340.0 million; and
•Non-GAAP operating income in the range of $48.6 million to $49.8 million.

The outlook provided above constitutes forward-looking information within the meaning of applicable securities laws and is based on a number of assumptions and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including inaccuracies in our assumptions and certain risk factors, many of which are beyond Olo’s control. Olo assumes no obligation to update these forward-looking statements. See the cautionary note regarding “Forward-Looking Statements” below.

Webcast and Conference Call Information
Olo will host a conference call today, May 8, 2025, at 5:00 p.m. Eastern Time to discuss the Company’s financial results and financial outlook. A live webcast of this conference call will be available on the “Investor Relations” website at investors.olo.com, and a replay will be archived on the website as well.
Available Information
Olo announces material information to the public about the Company, its products and services, and other matters through a variety of means, including filings with the SEC, press releases, public conference calls, webcasts, the “Investor Relations” website at investors.olo.com, and the Company’s X (formerly Twitter) account @Olo in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.
About Olo
Olo (NYSE: OLO) is a leading restaurant technology provider with ordering, payment, and guest engagement solutions that help brands increase orders, streamline operations, and improve the guest experience. Each day, Olo processes millions of orders on its open SaaS platform, gathering the right data from each touchpoint into a single source—so restaurants can better understand and better serve every guest on every channel, every time. Over 750 restaurant brands trust Olo and its network of more than 400 integration partners to innovate on behalf of the restaurant community, accelerating technology’s positive impact and creating a world where every restaurant guest feels like a regular. Learn more at olo.com.
Contacts
Media
Olo@icrinc.com
Investor Relations
InvestorRelations@olo.com

Non-GAAP Financial Measures and Other Metrics
Non-GAAP Financial Measures
In this press release, we refer to non-GAAP financial measures that are derived on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States, or GAAP. We use non-GAAP financial measures, as described below, in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance as measured by such non-GAAP figures, facilitate period-to-period comparisons of core operating results, and assist shareholders in better evaluating us by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or compared to other registrants’ similarly named non-GAAP financial measures and key performance indicators.
A reconciliation of these non-GAAP measures has been provided in the financial statement tables included in this press release and investors are encouraged to review the reconciliation. Our use of non-GAAP financial measures has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of our financial results as reported under GAAP. Because our non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.
The following are the non-GAAP financial measures referenced in this press release and presented in the tables below: non-GAAP gross profit (total and each line item, and total and each non-GAAP gross profit item on a margin basis as a percentage of revenue), non-GAAP operating expenses (each line item and each non-GAAP operating expense item on a margin basis as a percentage of revenue), non-GAAP operating income (and on a margin basis as a percentage of revenue), non-GAAP net income (and on a per share basis), and free cash flow.
We adjust our GAAP financial measures for the following items to calculate one or more of our non-GAAP financial measures (other than free cash flow): stock-based compensation expense (non-cash expense calculated by companies using a variety of valuation methodologies and subjective assumptions) and related payroll tax expense, certain litigation-related expenses, net of recoveries (which relate to legal and other professional fees associated with litigation-related matters that are not indicative of our core operations and are not part of our normal course of business), and capitalized internal-use software and intangible amortization. We have included the tax impact of the non-GAAP adjustments in determining non-GAAP net income. We determined this amount by utilizing a federal rate plus a net state rate that excluded the impact of net operating losses, or NOLs, and valuation allowances to calculate a non-GAAP blended statutory rate, which we then applied to all non-GAAP adjustments.
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense and related payroll tax expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Management believes that it is useful to exclude certain non-cash charges and non-core operational charges from our non-GAAP financial measures because: (1) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and we believe does not relate to ongoing operational performance; and (2) such expenses can vary significantly between periods.

Free cash flow represents net cash provided by or used in operating activities, reduced by purchases of property and equipment and capitalization of internal-use software. Free cash flow is a measure used by management to understand and evaluate our liquidity and how it can be used to generate future growth. Free cash flow excludes items that we do not consider to be indicative of our liquidity and facilitates comparisons of our liquidity on a period-to-period basis. We believe providing free cash flow provides useful information to investors and others in understanding and evaluating the strength of our liquidity and future ability to generate cash that can be used for strategic opportunities or investing in our business from the perspective of our management and Board of Directors.

Key Performance Indicators

In addition, we also use the following key performance indicators to help us evaluate our business, identify trends affecting the business, formulate business plans, and make strategic decisions.

Average revenue per unit (ARPU): We calculate ARPU by dividing the total platform revenue in a given period by the average active locations in that same period. We believe ARPU is an important metric that demonstrates our ability to grow within our customer base through the development of products that our customers value.

Dollar-based net revenue retention (NRR): We calculate NRR as of a period-end by starting with the revenue, defined as platform revenue, from the cohort of all active customers as of 12 months prior to such period-end, or the prior period revenue. An active customer is a specific restaurant brand that utilizes one or more of our modules in a given quarterly period. We then calculate the platform revenue from these same customers as of the current period-end, or the current period revenue. Current period revenue includes any expansion and is net of contraction or attrition over the last 12 months, but excludes platform revenue from new customers in the current period. We then divide the total current period revenue by the total prior period revenue to arrive at the point-in-time dollar-based NRR. We believe that NRR is an important metric to our investors, demonstrating our ability to retain our customers and expand their use of our modules over time, proving the stability of our revenue base and the long-term value of our customer relationships.

Active locations: We define an active location as a unique restaurant location that is utilizing or subscribed to one or more of our modules in a quarterly period (depending on the module). Given this definition, active locations in any one quarter may not reflect (i) the future impact of new customer wins as it can take some time for their locations to go live with our platform, or (ii) the customers who have indicated their intent to reduce or terminate their use of our platform in future periods. Of further note, not all of our customer locations may choose to utilize our products, and while we aim to deploy all of a customer’s locations, not all locations may ultimately deploy.
Gross merchandise volume (GMV): We define GMV as the gross value of orders processed through our platform.
Gross payment volume (GPV): We define GPV as the gross volume of payments processed through Olo Pay.
Our management uses GMV and GPV metrics to assess demand for our products. We also believe GMV and GPV provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.

Forward-Looking Statements
Statements we make in this press release include statements that are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which may be identified by the use of words such as “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “outlook,” “seeks,” “should,” “will,” and similar terms or the negative of such terms. All statements other than statements of historical fact are forward-looking statements for purposes of this release.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These statements include, but are not limited to, our financial guidance for the second quarter of 2025 and the full year 2025, our future performance and growth and market opportunities, including new products and continued module adoption among new and existing customers, the future expansion of key performance metrics, revenue expectations for our Order, Pay, and Engage suites, our business strategy, and our expectations regarding other financial and operational metrics and advancements in our industry. Accordingly, actual results could differ materially or such uncertainties could cause adverse effects on our results.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date of this press release, and are subject to risks and uncertainties, including but not limited to: the effects of macroeconomic conditions, including inflation, changes in discretionary spending, fluctuating interest rates, tariffs, geopolitical instability, and overall market uncertainty; our ability to acquire new customers, have existing customers (including our emerging enterprise customers) adopt additional modules, and successfully retain existing customers; our ability to compete effectively with existing competitors, new market entrants, and customers generally developing their own solutions to replace our products; our ability to develop and release new and successful products and services, and develop and release successful enhancements, features, and modifications to our existing products and services; the growth of Olo Pay; the costs and success of our sales and marketing efforts, and our ability to promote our brand; our long and unpredictable sales cycles; our ability to identify, recruit, and retain skilled personnel; our ability to effectively manage our growth, including any international expansion; our ability to realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions, and the risk that the integration of these acquisitions may disrupt our business and management; our ability to protect our intellectual property rights and any costs associated therewith; the growth rates of the markets in which we compete and our ability to expand our market opportunity; our actual or perceived failure to comply with our obligations related to data privacy, cybersecurity, and processing payment transactions; the impact of new and existing laws and regulations or changes in governmental policies on our business; changes to our strategic relationships with third parties; our reliance on a limited number of delivery service providers and aggregators; our ability to generate revenue from our product offerings and the effects of fluctuations in our level of customer spend retention; the durability of the growth we experienced in the past, guest preferences for digital ordering and customer adoption of multiple modules; public health crises; and other general market, political, economic, and business conditions. Actual results could differ materially from those predicted or implied, and reported results should not be considered an indication of future performance. Additionally, these forward-looking statements, particularly our guidance, involve risks, uncertainties, and assumptions, including those related to our customers’ spending decisions and guest ordering behavior. Significant variations from the assumptions underlying our forward-looking statements could cause our actual results to vary, and the impact could be significant.

Additional risks and uncertainties that could affect our financial results and forward-looking statements are included under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 that will be filed following this press release, our Annual Report on Form 10-K for the year ended December 31, 2024, and our other SEC filings, which are available on our “Investor Relations” website at investors.olo.com and on the SEC website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release. All forward-looking statements contained herein are based on information available to us as of the date hereof, and we do not assume any obligation to update these statements as a result of new information or future events.

OLO INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share amounts)

	As of March 31, 2025	As of December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$287,488	$286,757
Short-term investments	70,984	73,978
Accounts receivable, net of expected credit losses of $4,900 and $4,592, respectively	72,908	61,589
Contract assets	1,000	892
Deferred contract costs	5,849	5,635
Prepaid expenses and other current assets	20,987	19,470
Total current assets	459,216	448,321
Property and equipment, net of accumulated depreciation and amortization of $23,511 and $20,253, respectively	25,861	26,318
Intangible assets, net of accumulated amortization of $13,162 and $12,205, respectively	12,840	13,797
Goodwill	207,781	207,781
Contract assets, noncurrent	902	826
Deferred contract costs, noncurrent	5,264	5,621
Operating lease right-of-use assets	9,254	9,709
Long-term investments	43,371	42,376
Other assets, noncurrent	90	27
Total assets	$764,579	$754,776
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$540	$1,431
Accrued expenses and other current liabilities	51,186	53,894
Unearned revenue	3,938	1,869
Operating lease liabilities, current	2,257	2,400
Total current liabilities	57,921	59,594
Unearned revenue, noncurrent	386	375
Operating lease liabilities, noncurrent	11,000	11,584
Other liabilities, noncurrent	—	—
Total liabilities	69,307	71,553
Stockholders’ equity:
Class A common stock, $0.001 par value; 1,700,000,000 shares authorized at March 31, 2025 and December 31, 2024; 116,811,462 and 115,635,624 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively. Class B common stock, $0.001 par value; 185,000,000 shares authorized at March 31, 2025 and December 31, 2024; 50,307,240 and 50,307,240 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	167	166
Preferred stock, $0.001 par value; 20,000,000 shares authorized at March 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	909,887	899,754
Accumulated deficit	(214,920)	(216,726)
Accumulated other comprehensive income	138	29
Total stockholders’ equity	695,272	683,223
Total liabilities and stockholders’ equity	$764,579	$754,776

OLO INC.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue:
Platform	$79,231	$65,765
Professional services and other	1,449	746
Total revenue	80,680	66,511
Cost of revenue:
Platform	35,596	28,328
Professional services and other	770	975
Total cost of revenue	36,366	29,303
Gross profit	44,314	37,208
Operating expenses:
Research and development	17,108	16,999
General and administrative	15,790	12,756
Sales and marketing	13,832	14,613
Total operating expenses	46,730	44,368
Loss from operations	(2,416)	(7,160)
Other income, net:
Interest income	4,197	4,907
Interest expense	(15)	(69)
Other income, net	122	3
Total other income, net	4,304	4,841
Income (loss) before income taxes	1,888	(2,319)
Provision for income taxes	82	37
Net income (loss)	$1,806	$(2,356)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$0.01	$(0.01)
Diluted	$0.01	$(0.01)
Weighted-average Class A and Class B common shares outstanding:
Basic	166,330,328	162,320,759
Diluted	178,703,591	162,320,759

OLO INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Operating activities
Net income (loss)	$1,806	$(2,356)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	4,243	3,103
Stock-based compensation	9,435	10,840
Provision for expected credit losses	821	1,433
Non-cash lease expense	455	650
Other non-cash operating activities, net	(195)	(548)
Changes in operating assets and liabilities:
Accounts receivable	(12,139)	(3,553)
Contract assets	(184)	(23)
Prepaid expenses and other current and noncurrent assets	(1,581)	(104)
Deferred contract costs	143	(178)
Accounts payable	(890)	(2,531)
Accrued expenses and other current liabilities	(2,719)	(1,109)
Operating lease liabilities	(727)	(695)
Unearned revenue	2,080	1,207
Other liabilities, noncurrent	—	(109)
Net cash provided by operating activities	548	6,027
Investing activities
Purchases of property and equipment	(93)	(68)
Capitalized internal-use software	(2,356)	(3,149)
Purchases of investments	(29,967)	(34,531)
Sales and maturities of investments	32,270	26,732
Net cash used in investing activities	(146)	(11,016)
Financing activities
Cash received for employee payroll tax withholdings	2,654	1,889
Cash paid for employee payroll tax withholdings	(2,645)	(1,876)
Proceeds from exercise of stock options	320	1,133
Repurchase of common stock	—	(15,290)
Net cash provided by (used in) financing activities	329	(14,144)
Net increase (decrease) in cash and cash equivalents	731	(19,133)
Cash and cash equivalents, beginning of period	286,757	278,218
Cash and cash equivalents, end of period	$287,488	$259,085

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except for percentages and share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Gross profit and gross margin reconciliation:
Platform gross profit, GAAP	$43,635	$37,437
Plus: Stock-based compensation expense and related payroll tax expense	1,018	1,559
Plus: Capitalized internal-use software and intangible amortization	3,762	2,639
Platform gross profit, non-GAAP	48,415	41,635
Services gross profit, GAAP	679	(229)
Plus: Stock-based compensation expense and related payroll tax expense	79	129
Services gross profit, non-GAAP	758	(100)
Total gross profit, GAAP	44,314	37,208
Total gross profit, non-GAAP	49,173	41,535
Platform gross margin, GAAP	55%	57%
Platform gross margin, non-GAAP	61%	63%
Services gross margin, GAAP	47%	(31)%
Services gross margin, non-GAAP	52%	(13)%
Total gross margin, GAAP	55%	56%
Total gross margin, non-GAAP	61%	62%

	Three Months Ended March 31,
	2025	2024
Sales and marketing reconciliation:
Sales and marketing, GAAP	$13,832	$14,613
Less: Stock-based compensation expense and related payroll tax expense	1,612	1,557
Less: Intangible amortization	341	341
Sales and marketing, non-GAAP	11,879	12,715
Sales and marketing as % total revenue, GAAP	17%	22%
Sales and marketing as % total revenue, non-GAAP	15%	19%

	Three Months Ended March 31,
	2025	2024
Research and development reconciliation:
Research and development, GAAP	$17,108	$16,999
Less: Stock-based compensation expense and related payroll tax expense	2,206	3,134
Research and development, non-GAAP	14,902	13,865
Research and development as % total revenue, GAAP	21%	26%
Research and development as % total revenue, non-GAAP	18%	21%

	Three Months Ended March 31,
	2025	2024
General and administrative reconciliation:
General and administrative, GAAP	$15,790	$12,756
Less: Stock-based compensation expense and related payroll tax expense	4,917	4,749
Less: Certain litigation-related expenses, net of recoveries	—	(1,372)
Less: Intangible amortization	8	41
General and administrative, non-GAAP	10,865	9,338
General and administrative as % total revenue, GAAP	20%	19%
General and administrative as % total revenue, non-GAAP	13%	14%

OLO INC.
Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except percentages and share and per share amounts)

	Three Months Ended March 31,
	2025	2024
Operating income (loss) reconciliation:
Operating loss, GAAP	$(2,416)	$(7,160)
Plus: Stock-based compensation expense and related payroll tax expense	9,832	11,128
Plus: Certain litigation-related expenses, net of recoveries	—	(1,372)
Plus: Capitalized internal-use software and intangible amortization	4,111	3,021
Operating income, non-GAAP	11,527	5,617
Operating margin, GAAP	(3)%	(11)%
Operating margin, non-GAAP	14%	8%

	Three Months Ended March 31,
	2025	2024
Net income (loss) reconciliation:
Net income (loss), GAAP	$1,806	$(2,356)
Plus: Stock-based compensation expense and related payroll tax expense	9,832	11,128
Plus: Certain litigation-related expenses, net of recoveries	—	(1,372)
Plus: Capitalized internal-use software and intangible amortization	4,111	3,021
Less: Tax impact of non-GAAP adjustments (1)	(3,925)	(2,599)
Net income, non-GAAP	11,824	7,822
Fully diluted net income (loss) per share attributable to Class A and Class B common stockholders, GAAP	$0.01	$(0.01)
Fully diluted weighted average Class A and Class B common shares outstanding, GAAP	178,703,591	162,320,759
Fully diluted net income per share attributable to Class A and Class B common stockholders, non-GAAP	$0.07	$0.05
Fully diluted Class A and Class B common shares outstanding, non-GAAP	178,703,591	172,729,774

(1) We utilized a federal rate plus a net state rate that excluded the impact of NOLs and valuation allowances to calculate our non-GAAP blended statutory rate of 25.31% and 25.83% for the three months ended March 31, 2025 and 2024, respectively.

OLO INC.
Non-GAAP Free Cash Flow (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2025	2024
Net cash provided by (used in) operating activities	$548	$6,027
Purchase of property and equipment	(93)	(68)
Capitalized internal-use software	(2,356)	(3,149)
Non-GAAP free cash flow	$(1,901)	$2,810